CONFIDENTIAL TREATMENT REQUEST

FIRST AMENDMENT TO

RESEARCH COLLABORATION AND LICENSE AGREEMENT

This FIRST AMENDMENT (this “Amendment”) is made effective as of 27 June 2008 (the “Amendment Effective Date”), by and between PALATIN TECHNOLOGIES, INC., a Delaware corporation having an address of Cedar Brook Corporate Center, 4C Cedar Brook Drive, Cranbury, New Jersey 08512 (“Palatin”) and ASTRAZENECA AB, a company incorporated in Sweden under no. 556011-7482 with offices at S-151 85 Södertälje, Sweden (“AstraZeneca”).

Recitals

A)	WHEREAS, AstraZeneca and Palatin are parties to that certain Research Collaboration and License Agreement effective as of January 30, 2007 (the “Agreement”);

B)

WHEREAS, as part of the Agreement, Palatin inter alia granted to AstraZeneca a license to the Licensed Patents (as defined in the Agreement) and the Parties agreed to collaborate to generate Collaboration Compounds (as defined in the Agreement) to be owned by AstraZeneca;

C)

WHEREAS, Palatin and AstraZeneca have concluded that there are additional compounds developed by Palatin, not covered or claimed by the Licensed Patents, which the Parties may desire to utilize for the purposes of the Agreement;

D)	WHEREAS, Palatin and AstraZeneca have further concluded that AstraZeneca has an interest in certain AZ Compounds (as defined below in this Amendment), *** ; and

E)	WHEREAS, the Parties, in view of the above, wish to amend the Agreement on the terms set forth herein.

INFORMATION MARKED "***" IS OMITTED AND FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION UNDER RULE 24b-2

Agreement

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1	Definitions and Construction.

Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement. Unless the context otherwise requires, reference to “the Agreement” or “this Agreement” shall be construed to mean the Agreement as amended by this Amendment.

2	Amendments to Article 1 (Definitions)

2.1	Sections 1.5, 1.67, 1.71, 1.73 and 1.74 of the Agreement are amended to read in their entirety as follows:

“1.5	“Agreement Compounds” means the Compound, the Collaboration Compound, the Additional Compound and, *** .

1.67	“License” shall include the Additional Licence, with both License and Additional License having the meaning set forth in Section 7.5.

1.71	“Licensed Know-How” means (i) the Information set out and described in *** and *** , but excluding any Information to the extent covered or claimed by the Licensed Patents and (ii) the Additional Know How.

1.73	“Licensed Patents” means the *** Patents, *** and any Patents claiming or covering any Licensed Improvement.

1.74	“Licensed Products” means *** .”

2.2	The following new Sections 1.104 - 1.115 are added to the Agreement:

“1.104	“Additional Compound”means *** .

1.105	"Additional Know-How" means any Information which *** .

1.106	"Additional License" has the meaning set forth in Section 7.5.4.

1.107	“Additional Licensed Patents” means *** .

1.108	“Additional Product” means any product in a form suitable for applications for human, veterinary or agricultural use that contains an Additional Compound as the sole active ingredient.

1.109	“Amendment Effective Date” shall mean 27 June 2008.

1.110	"AstraZeneca Notice" shall have the meaning set forth in Section 3.10.

1.111	“AZ Chemical Space” means *** .

1.112	"AZ Compound" means any compound - ***. Notwithstanding the foregoing, the compounds *** .

1.113	"AZ Compound Patent" means a Patent that cover or claim one or more AZ Compound, *** .

1.114	"Designated Compound" shall have the meaning set forth in Section 3.9.

1.115	“IPC” or “IP Steering Committee” means the joint committee established by the Parties pursuant to Section 4.5.

1.116	"JEC Designation" shall have the meaning set forth in Section 3.9."

2.3	The Research Plan, Schedule 1.92 to the Agreement, is amended as set forth in Schedule 1.92 to this Amendment.

2.4	The term “Collaboration Compounds” shall, *** .

3	Amendments to Article 3 (Research Collaboration)

3.1	The following new Sections 3.9 – 3.12 are added to the Agreement:

“3.9	The chemical structure of any compound referred to in Section 7 of the Research Plan, *** .

3.10	AstraZeneca may, at its sole discretion, select one or more of any Designated Compound for licensing hereunder by ***

3.11	During the Evaluation Period for a certain Designated Compound, *** .

3.12	Should AstraZeneca (i) during the Evaluation Period for a certain Designated Compound notify Palatin *** ."

3.2	The following new sentence is inserted immediately after the second sentence in Section 3.4.1 of the Agreement:

“3.4.1	Without prejudice to the foregoing, Palatin shall, and shall cause its Affiliates, without additional compensation and at Palatin’s sole expense, to provide to AstraZeneca copies of any Additional Know-How which could be reasonably considered material to the Research Collaboration, not previously provided to AstraZeneca, *** .”

4	Amendments to Article 4 (Management of the Research Collaboration)

4.1	The following new Section 4.5 is added to the Agreement:

“4.5	IP Steering Committee

4.5.1	Responsibilities of the IPC. The Parties shall establish an IP Steering Committee consisting of Palatin and AstraZeneca representatives to *** review and resolve any other specific issues relating to IP Protection Rights brought before it by either Party. This Section 4.5 shall be without prejudice to the provisions set forth elsewhere in this Agreement regarding the filing, prosecution, maintenance, defence or enforcement of any Patents, any potential infringement of any Intellectual Property Right of any Third Party and the cooperation between the Parties in relation to the foregoing.

4.5.2	Modifications of the AZ Chemical Space. The Parties *** .

4.5.3	Review of Patent Filings. The Parties will provide *** .

4.5.4	Formation of the IPC. The IPC shall consist of four (4) members, one patent expert and one chemist appointed by each Party. Each Party shall have the right to replace its IPC representatives upon written notice to the other Party, provided that any such substitute representative shall have substantially the equivalent position and experience as the representative that such person replaces.

4.5.5	Disputes. The IPC shall endeavour to reach consensus on all matters brought before it with each Party having a single vote, irrespective of the number of representatives actually in attendance at a meeting; provided, however, that in the event the IPC is unable to resolve an outstanding matter before it, such matter shall be resolved by the CMC or, if the CMC is unable to resolve the matter, by the JEC, ***.

4.5.6	Meetings and Quorum. The IPC shall meet at least quarterly and more frequently when required, at such dates and times as will be mutually agreed upon by the IPC. The meetings shall be held by means of teleconference or videoconference or, when held in person, at AstraZeneca AB’s facilities in Mölndal, Sweden, or at Palatin’s facilities in New Jersey, USA or such other locations as may be mutually agreed upon by the Parties. A quorum of the IPC shall require the presence of all four members of the IPC. In addition, the IPC may act without a formal meeting by a written memorandum signed by all of the members of the IPC.

4.5.7	Expenses. Palatin and AstraZeneca each shall bear all expenses of its respective IPC members related to such members’ participation on the IPC and attendance at IPC meetings.

4.5.8	Minutes. The IPC shall keep accurate minutes of its deliberations, which minutes shall record all proposed decisions and all actions recommended or taken. Drafts of minutes shall be delivered to the members of the IPC within twenty (20) days after the respective meeting. The Parties, on an alternating basis, shall prepare and circulate the draft minutes. Draft minutes shall be issued in final form only with the approval and agreement of all of the members of IPC, such issuance not subject to final determination by the CMC or the JEC in the event of a dispute.

4.5.9	Dissolution of the IPC. The IPC shall be dissolved *** unless extended or earlier dissolved by mutual agreement of the Parties.

5	Amendments to Article 7 (Ownership and Grant of Rights)

5.1	The following new Sections 7.1(a) – 7.1(d) are inserted immediately following Section 7.1 of the Agreement:

“7.1(a)	AstraZeneca shall ***. Palatin shall promptly disclose to AstraZeneca in writing the development, making, conception or reduction to practice *** and shall, and does hereby, assign, and shall cause its Affiliates and its and their employees and agents, as applicable, ***. For the avoidance of doubt, compounds ***. The aforesaid shall, for the avoidance of doubt, *** pursuant to this Agreement.

7.1(b)	AstraZeneca shall ***.

7.1(c)	The term “Agreement Compound” (and, consequently and for the avoidance of doubt, the term “Collaboration Compound” as well as the reference to “Agreement Compound” in the definition of “Product” and (indirectly) in the definition of “Licensed Product”) shall, *** . Any such *** , i.e. meeting the requirements set forth in the preceding sentence, shall include any of *** ..

7.1(d)	AstraZeneca will not at any time *** .”

5.2	The following new Sections 7.5.4 - 7.5.6 are added to the Agreement:

"7.5.4	Upon the AstraZeneca Notice, Palatin grants, *** (the "Additional License"). For the avoidance of doubt, any reference in this Agreement to the rights and exclusive position granted to AstraZeneca under *** .

7.5.5	Subject to Section 7.5.6, Palatin may conduct any research or development program outside the Licensed Field in which any Compound, *** , will be utilized, provided, however, that *** . This Section 7.5.5 shall, in respect of any Compound which is covered or claimed by the *** .

7.5.6	Notwithstanding any other provision in this Agreement, Palatin will not, directly or through any Third Party, use or otherwise Exploit any Additional Compound or Additional Product used or useful in the Licensed Field other than in carrying out its obligations under the Research Collaboration. This Section 7.5.6 shall, in respect of any Additional Compound and Additional Product, apply in lieu of Section 7.5.3.”

5.3	The first sentence in Section 7.10 of the Agreement is amended to read as follows:

“7.10	Covenant Not to Sue. Neither Palatin nor any of its Affiliates shall ever, anywhere in the world, institute or prosecute (or in any way aid any Third Party in instituting or prosecuting), at law or in equity, any claim, demand, action or cause of action for damages, costs, expenses or compensation, or for an enjoinment, injunction, or any other equitable remedy, against AstraZeneca, its Affiliates, Sublicensees, suppliers, Distributors, vendors or customers alleging the infringement by AstraZeneca in its Exploitation of the Compounds, the Licensed Patents, the Licensed Know-How, the Licensed Improvements, the Collaboration Compounds, the Collaboration Patents, the AZ Compounds, the AZ Compound Patents or the Licensed Products or of any Patent that claims an invention that is based on, derived from or otherwise relates to the Results and is Controlled by Palatin or its Affiliates, so long as such Exploitation is in accordance with this Agreement.”

6	Amendments to Article 10 (Consideration)

6.1	The following new sentence is inserted immediately after the first sentence in Section 10.1 of the Agreement:

“For the sole purpose of determining the milestone payments payable by AstraZeneca to Palatin pursuant to this Article 10, (i) any Additional Compound shall, regardless of the actual route of administration thereof, be regarded *** and (ii) any Additional Product shall, regardless of the actual route of administration thereof, be regarded *** .”

6.2	The initial passages of Section 10.1.2.1 of the Agreement are amended to read as follows:

“10.1.2.1	*** Agreement Compounds or Licensed Product

A)	Development Milestones for *** Agreement Compounds

i)	*** U.S. Dollars ***; or

ii)	*** U.S. Dollars ***; or

iii)	*** U.S. Dollars ***; and

iv)	*** U.S. Dollars ***; and

v)	*** U.S. Dollars ***; and

vi)	*** U.S. Dollars ***.

For the sake of clarity, with respect to the milestones set forth in clauses (i), (ii) and (iii) above, payment shall be made only upon the achievement of the first one of those three milestones.

[...]”

6.3	The first sentence in Section 10.2.1 of the Agreement is amended to read as follows:

“10.2.1	If a milestone payment set forth under Section 10.1.2.1 (A) or (B), i.e. for *** Agreement Compounds or Licensed Products, has been made or is due by AstraZeneca, the corresponding milestone payment set forth under Section *** Agreement Compounds or Licensed Products, shall be reduced with the sum already paid or due to be paid for such *** Agreement Compound or Licensed Product, whichever is applicable, with the exception, however, ***.”

6.4	Section 10.2.2 of the Agreement is amended to read as follows:

“10.2.2	Each of the payments set forth in Sections 10.1.2 and 10.1.3 shall be made by AstraZeneca no more than once under this Agreement, collectively amounting to an aggregate maximum amount of U.S. $300,000,000 for an *** Agreement Compound or Licensed Product, or, in case the payment under Section 10.1.2.1(A)(ii) or Section 10.1.2.1(A)(iii) becomes payable, U.S. $2,500,000 less, or U.S.$ 300,000,000 for an *** Agreement Compound or Licensed Product, irrespective of the number of CDs, Agreement Compounds and Licensed Products that have achieved the milestone events set forth in Section 10.1, or the number of countries or Major Markets in which such milestone events have been achieved.”

6.5	The following new Section 10.4 is added to the Agreement:

“10.4	Should AstraZeneca propose to Palatin other milestones or royalties than those set forth in this Article 10, excluding, *** to apply in respect of any Additional Compound or Additional Product having ***, then, upon receipt of such proposal, Palatin agrees to negotiate in good faith with AstraZeneca to agree on such other milestones or royalties (but for the avoidance of doubt, excluding ***, taking into account inter aliathe *** of such Additional Compound or Additional Product having ***. For the avoidance of doubt, no such agreement on other milestones or royalties shall be valid and binding unless in writing and signed by authorised representatives of both Parties.”

7	Amendments to Article 15 (Patent Prosecution and Defence)

7.1	The following new Sections 15.8 - 15.12 are added to the Agreement:

“15.8	Prosecution of the Additional Licensed Patents. Subject to Section 15.9, ***, using legal counsel at its sole discretion, diligently file, prosecute (including any interferences, reissue proceedings and re-examinations) and maintain the Additional Licensed Patents in the Territory, all such filing, prosecution and maintaining within *** reasonable discretion, and *** shall bear all costs and expenses of such activities, including fees and expenses paid to outside legal counsel and experts, direct costs of in-house counsel and filing, prosecution and maintenance expenses associated therewith. Without prejudice to the foregoing, *** shall (a) file and prosecute Patent applications to secure Patent rights for subject matters within the Licensed Field disclosed in the Additional Licensed Patents and for such other patentable Additional Know-How within the Licensed Field as *** may from time to time reasonably designate in writing, in each case in the United States or any of the other countries ***; provided, however that, in each such case, such *** and *** shall not have the obligation to file or prosecute such *** designated Patent application, if *** has a reasonable belief that the filing or prosecution of such Patent application mentioned in this sub-clause (a) might *** patent strategies regarding the Agreement Compounds or the Licensed Products or on the utilisation of the Agreement Compounds, the Licensed Products or the Licensed Patents hereunder, including the filing or prosecution of a claim *** under any of the Licensed Patents in the Licensed Field, or would otherwise in *** reasonable judgement have *** on the Licensed Patents in the Licensed Field; and (b) upon issuance, maintain such Patents described under (a) in full force in such countries. This Section 15.8 shall apply in respect of the Additional Licensed Patents and the Additional Know-How in lieu of Section 15.1 of the RCL Agreement.

15.9	Cooperation regarding the Additional Licensed Patents. *** shall consult with *** to the strategy and prosecution of Patent applications and the maintenance or extension of the Additional Licensed Patents, and in the case where an Additional Licensed Patent covers two or more Compounds or Candidate Drugs, *** may, at its sole discretion, apply for coverage of such Compounds or Candidate Drugs by separate patents in the countries or territories in which the patent application has been filed (by way of example; through the use of divisional patent applications). *** shall cause its patent attorneys/agents to consult with *** (so far as practicable) on all important issues relating to the filing, prosecution (including any interferences, reissue proceedings and re-

examinations) and maintenance of the Additional Licensed Patents. *** shall provide *** with sufficient opportunity to review and comment on the nature and text of new or pending applications, amendments, registrations, filing, submissions, pleadings, responses or correspondence with any patent authorities with respect to the Additional Licensed Patents and should any comment refer to a matter that *** in its reasonable judgment considers to be of significant importance for the filing, registration and prosecution of the Additional Licensed Patents for use outside of the Licensed Field then *** reasonable opinion ***; provided, however that, in each such case, *** opinion shall not be decisive, and *** shall ***, if *** has a reasonable belief that the requested action might *** patent strategies regarding the Agreement Compounds or the Licensed Products or on the utilisation of the Agreement Compounds, the Licensed Products or the Licensed Patents hereunder, including the filing or prosecution of a claim *** under the Licensed Patents in the Licensed Field, or would otherwise in *** reasonable judgement have a *** on the Licensed Patents in the Licensed Field. The Parties will co-operate in gaining patent term extension(s), restoration(s) or the like that may be available during the Term to the Additional Licensed Patents in any part of the Territory, for example under a supplementary protection certificate in European countries. Should in any country any decision have to be made as to what product or claim or otherwise to apply for a patent term extension(s), restoration(s) or the like regarding which decision ***, in its reasonable judgment, considers *** which the Additional Licensed Patents are intended to provide in the Licensed Field, then ***. *** shall (a) notify *** as early as reasonably practicable in advance of all meetings and significant communications with any patent authorities concerning the Additional Licensed Patents and shall permit *** to participate in such meetings, (b) promptly prepare and deliver to *** complete and accurate minutes of any such meeting or communications, and (c) promptly forward to *** copies of all office actions and material written communications received from any patent authorities with respect to the Additional Licensed Patents upon receipt therefrom. This Section

15.9 shall, in respect of Additional Licensed Patents, apply in lieu of Section 15.2.

15.10	Election not to Prosecute the Additional Licensed Patents. If *** elects not (a) to pursue or continue the filing, prosecution (including any interferences, reissue proceedings and re-examinations) or maintenance of an Additional Licensed Patent in a particular country, or (b) to take any other action with respect to an Additional Licensed Patent in a particular country that is necessary or useful to establish, preserve or extend rights thereto, including by seeking any Patent term extension, restoration or the like that may be available now or in the future, then in each such case *** shall so notify *** in writing not less than two (2) months before any deadlines by which an action must be taken to establish or preserve any such rights in such Additional Licensed Patent in such country. Upon receipt of each such notice by *** or if, at any time, *** fails to initiate any such action within *** days after a request by *** that it do so (or, if after initiating any requested action, *** at any time thereafter fails to diligently pursue such action), *** shall have the right, but not the obligation, through counsel of its choosing, to pursue the filing or registration, or support the continued prosecution (including any interferences, reissue proceedings and re-examinations) or maintenance, of such Additional Licensed Patent at its expense in such country. If *** elects to pursue such filing or registration, as the case may be, or continue such support, then *** shall notify *** of such election. This Section 15.10 shall, in respect of Additional Licensed Patents, apply in lieu of Section 15.3.

15.11	Prosecution of the *** Patents. *** shall have the sole and exclusive worldwide right, at its sole cost, expense and discretion, through counsel of its choosing and in its own name (or any Person designated by it) to prepare, file, obtain, prosecute (including any interferences, reissue proceedings and re-examinations) and maintain any and all Patents or other IP Protection Rights in relation to all ***. *** shall have the sole right to determine in which countries to file, obtain, prosecute and maintain ***. To the extent that *** is filing, obtaining, prosecuting or maintaining an *** or otherwise exercising its rights under this Article 15, neither *** nor any of its employees, agents or representatives shall be liable to *** in respect of any act, omission, default or neglect on the part of any such employee, agent or representative in connection with such activities.

15.12	Cooperation regarding the *** . At *** reasonable request and at *** sole cost, *** shall, and shall cause its Affiliates to, assist and cooperate with *** in filing, obtaining, prosecuting and maintaining *** .”

8	Amendments to Article 16 (Enforcement of Patents)

8.1	The following new Section 16.2.7 - 16.2.9 are added to the Agreement:

“16.2.7	*** shall have the sole right, but only after notifying *** through counsel of its choosing, to take any measures it deems appropriate to stop infringement of the Additional Licensed Patents for uses in the Licensed Field pursuant to the Additional License, by any Third Party or Sublicensee in the Territory or to grant to the infringing Third Party or Sublicensee adequate rights and licenses necessary for continuing such activities. This Section 16.2.7 shall, in respect of the Additional Licensed Patents, apply in lieu of Section 16.2.1.

16.2.8	Notwithstanding what is stated in Section 16.2.7, if any Additional Licensed Patent is infringed by a Third Party in any country, *** shall have the right to commence an action for infringement, the right to enforce any judgment thereon and shall have full control over the conduct of the litigation, including, subject to what is stated below in this Section 16.2.8, settlement of it, provided, however, that *** or a *** may join the proceedings voluntarily, at *** cost and expense, and shall have the right to be heard in such proceedings and to defend the validity of the Additional Licensed Patent and *** shall give due regard to ***. Notwithstanding the foregoing, *** shall not have the right to, and shall not permit any of its Sublicensees and shall procure such Sublicensees not to, enter into any settlement or consent to any claim to the effect that any claim under, or the patent protection otherwise offered under, any part of the Additional Licensed Patents outside the Licensed Field would be materially negatively affected, without the prior written consent of ***, such consent not to be unreasonably withheld. This Section 16.2.8 shall, in respect of the Additional Licensed Patents, apply in lieu of Section 16.2.2.

16.2.9	Upon the reasonable request by either Party, each Party, at the requesting Party’s cost and expense, shall give the other Party all information and assistance reasonably necessary or useful for the requesting Party’s actions or measures permitted under Section 16.2.7 or 16.2.8 above. In the event *** fails within *** following notice of an infringement described in Section 16.2.7 above to take action permitted under Section 16.2.7 or 16.2.8, or notifies *** in writing of its intent not to take such action, ***, shall have the right to do so at *** cost and expense; provided, however, that if *** has commenced negotiations with an alleged infringer for discontinuance of such infringement within such *** period, *** shall have an additional *** to conclude its negotiations before Palatin, or a ***, may bring suit for such infringement. Should *** bring suit for infringement in accordance with this Section 16.2.9, *** may contribute to the proceedings or join such proceedings voluntary, at its own cost and expense, and shall have the right to be heard and *** shall, and shall ***, give due regard to *** views. In no event shall *** have the right to, and shall not permit any of its other licensees and shall procure such licensees not to, enter into any settlement or consent to any claim to the effect that any claim under, or the patent protection otherwise offered under, any part of ***, without the prior written consent of ***, such consent not to be unreasonably withheld. This Section 16.2.9 shall, in respect of the Additional Licensed Patents, apply in lieu of Section 16.2.3.”

8.2	The following new Section 16.5 is added to the Agreement:

“16.5	Infringement of the *** .

16.5.1	In the event that *** supposes that a Third Party may be infringing any ***, Palatin shall promptly notify *** thereof in writing, identifying the alleged infringer and the alleged infringement complained of and furnishing the information upon which such determination is based.

16.5.2	*** shall have the sole right, through counsel of its choosing and at its sole cost and expense, to take any measures it deems appropriate to stop infringement of the *** by any Third Party or Sublicensee in the Territory or to grant to the infringing Third Party or Sublicensee adequate rights and licenses necessary for continuing such activities. At the reasonable request by *** and at *** cost, *** shall give *** all reasonable information and assistance, including allowing *** access to *** and to *** personnel, including the inventors, who may have possession of relevant information and, if necessary for *** to prosecute any legal action, joining in the legal action as a party.

16.5.3	Any amounts recovered by *** pursuant to this Section 16.5, whether by settlement or judgment, shall be ***. *** will, when pursuing any action under Section 16.5.2 above, bear all payments awarded against or agreed to be paid by *** pursuant to such action, including any costs or expenses incurred that exceed the amounts recovered by ***.”

9	Amendments to Article 17 (Potential Third Party Rights)

9.1	The following new Sections 17.7 – 17.10 are added to the Agreement:

“17.7	Third Party Licenses and *** . If, in the opinion of ***, the Exploitation of ***, its Affiliates or *** infringes or misappropriates any Patent or any Intellectual Property Right of a Third Party in any country, such that *** cannot Exploit the *** in such country without infringing the Patent or Intellectual Property Right of such Third Party, then, *** shall have the right, but not the obligation, through counsel of its choosing and at its sole cost and expense, to negotiate and obtain a license from such Third Party as necessary for *** to Exploit the *** in such country.

17.8	Invalidity or Unenforceability Defences or Actions and *** . In the event that a Third Party or Sublicensee asserts, as a defence or as a counterclaim in any infringement action under either of Sections 16.2.7 – 16.2.9 or Section 16.5 above, that any of the *** is invalid or unenforceable, then *** shall have the right, but not the obligation, through counsel of its choosing and at its cost and expense, to respond to such defence or defend against such counterclaim (as applicable), including, the right to settle or otherwise compromise such claim. Similarly, if a Third Party or Sublicensee asserts, in a declaratory judgment action or similar action or claim filed by such Third Party or Sublicensee, that any of the *** is invalid or unenforceable, then *** shall have the right, but not the obligation, through counsel of its choosing and at its cost and expense, to defend against such action or claim, including the right to settle or otherwise compromise such claim. This Section 17.8 shall, in respect of ***, apply in lieu of Section 17.2.1.

17.9	Third Party Litigation and *** . In the event of any actual or threatened suit against Palatin, *** alleging that the Exploitation of *** by or on behalf of ***, infringes the Patent or other intellectual property rights of any Person (an “Infringement Suit”), the Party first becoming aware of such Infringement Suit shall promptly give written notice to the other Party. *** shall have the first right, but not the obligation, through counsel of its choosing and at its cost and expense, to assume direction and control of the defence of claims arising therefrom, including the right to settle such claims at its sole discretion.

17.10	*** will provide to *** all reasonable assistance requested by *** in connection with any action, claim or suit under Section 17.8 or 17.9 above, including allowing AstraZeneca access to *** and to ***, who may have possession of relevant information. In particular *** will promptly make available to ***, all information in its possession or control that it is aware will assist *** in responding to any such action, claim or suit under Section 17.8 or 17.9 above.”

10	Amendments to Article 18 (Representations and Warranties)

10.1	The following new Section 18.6 is added to the Agreement:

“18.6	Palatin represents, warrants and covenants to AstraZeneca as of the Amendment Effective Date that:

18.6.1	The execution, delivery and performance of this Agreement, insofar as it relates to the Additional Compounds, Additional Licensed Patents, Additional Products, Additional Know-How, *** , will not result in a violation of, or be in conflict with, or constitute a default, under any agreement between Palatin and Third Parties and Palatin is not party to any other agreements that limit AstraZeneca’s rights and licenses in relation to the foregoing under this Agreement and Palatin will not enter into any agreement, whether written or oral, inconsistent with such rights and licenses.

18.6.2	Palatin is the sole and exclusive owner of the entire right, title and interest in the Additional Licensed Patents and, to its Knowledge, the Additional Know-How, and is entitled to grant the licenses and the rights herein. Palatin has not placed, and to its Knowledge there does not exist, upon the Additional Licensed Patents or Additional Know-How any encumbrance or lien and no claim has been made to Palatin of ownership by any Third Party of any right or interest in or to the Additional Licensed Patents or Additional Know-How. The granting of the Additional License does not violate any right known to Palatin of any Third Party and, to its Knowledge, Palatin has obtained all necessary consents from Third Parties in order to allow it to enter into its obligations under the Agreement insofar as it relates to the Additional Compounds, Additional Licensed Patents, Additional Products, Additional Know-How, *** .

18.6.3	To Palatin’s and its Affiliates’ Knowledge, the Additional Licensed Patents are being diligently procured from the respective patent offices in accordance with all Applicable Laws. The Additional Licensed Patents have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment.

18.6.4	As of the Amendment Effective Date, to Palatin’s and its Affiliates’ Knowledge, there is no actual infringement or threatened infringement of the Additional Licensed Patents or the Additional Know-How by any Person.

18.6.5	To the Knowledge of Palatin and its Affiliates, the disclosing, copying, making, assigning, licensing or the Exploitation pursuant to this Agreement of the Additional Compounds, Additional Licensed Patents or Additional Know-How hereunder will not infringe or conflict with any Patent or other IP Protection Right of any Person. To the Knowledge of Palatin and its Affiliates, the conception, development and reduction to practice of the Additional Licensed Patents and Additional Know-How have not constituted or involved the misappropriation of trade secrets or other rights or property of any Person.

18.6.6	Palatin shall not grant to any Third Party any right under the Additional Licensed Patents or the Additional Licensed Know-How which would mean or have as a consequence that *** in accordance with this Agreement.

18.6.7	No claim or litigation has been brought or threatened by any Person alleging that (a) the Additional Licensed Patents or the Additional Know-How are invalid or unenforceable or (b) the Additional Licensed Patents or the Additional Know-How or the disclosing, copying, making, assigning, licensing or Exploiting of the Additional Licensed Patents or the Additional Know-How, or products and services embodying the Additional Compounds or Additional Products violates, infringes or otherwise conflicts or interferes with any intellectual property or proprietary right of any Person.

18.6.8	All Patents within Palatin’s Control claiming or covering the *** will be disclosed to AstraZeneca as *** .

18.6.9	Palatin has not been involved in any governmentally-funded research and development project relating to the Additional Compounds or Additional Licensed Patents.

18.6.10	Except as explicitly disclosed to AstraZeneca in writing prior to the date of the AstraZeneca Notice, Palatin will not have prior to such date entered into any agreement, whether written or oral, with respect to, or otherwise assigned, transferred, licensed, conveyed or otherwise encumbered its right, title or interest in or to, the Additional Licensed Patents, Additional Know-How, Additional Compounds or the Additional Products (including by granting any covenant not to sue with respect thereto) and it will not enter into any such agreements or grant any such right, title or interest to any Person that is inconsistent with the rights and licenses granted to AstraZeneca under the Agreement.

18.7	The representations, covenants and warranties set forth in Sections 18.6.1 through 18.6.10 shall, save to the extent otherwise explicitly disclosed by *** in writing within *** (the ” *** “) following an ***, be deemed made also as of the date of the AstraZeneca Notice. AstraZeneca may within *** following a ***, at its sole discretion, cancel the *** in respect of one or more of the ***, whereupon *** . For the purpose of this Section 18.7 the term “Business Day” shall mean any day (other than a Saturday or a Sunday) on which banks are open for business in Sweden and the USA.”

11	Miscellaneous

11.1	Amendment Effective Date. This Amendment shall become effective on the Amendment Effective Date.

11.2	Notices. All notices and communications under this Amendment shall be as provided in Sections 26.1 and 26.2 of the Agreement.

11.3	Governing Law. The interpretation and construction of this Amendment shall be governed by the laws of the State of New York, U.S., excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Amendment to the substantive law of another jurisdiction.

11.4	Arbitration. Any controversy or claim arising out of or relating to this Amendment shall be settled in accordance with Section 24.2 of the Agreement.

11.5	Entire Agreement. This Amendment, together with the Agreement, constitutes the entire agreement between the Parties with respect to the subject matter of the Agreement as hereby amended. The Agreement together with this Amendment supersedes all prior agreements, whether written or oral, with respect to the subject matter of the Agreement, as amended. Each Party confirms that it is not relying on any representations, warranties or covenants of the other Party except as specifically set out in the Agreement as amended. Nothing in this Amendment is intended to limit or exclude any liability for fraud. All Schedules referred to in this Amendment are intended to be and are hereby specifically incorporated into and made a part of the Agreement. The Parties hereby agree that subject to the modifications specifically stated in this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

11.6	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument.

Execution

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment in two original copies of which the Parties have taken one each.

SIGNED for and on behalf of		SIGNED for and on behalf of
AstraZeneca AB (publ)		Palatin Technologies, Inc.
/S/Jan M Lundberg		/S/Stephen T. Wills
Signature		Signature
Name:	Jan M Lundberg	Name:	Stephen T. Wills
Title:	Executive Vice President Global Discovery	Title:	EVP – Operations & CFO
Global Discovery

Schedule 1.92

The following new Section 7 is inserted into the Research Plan:

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Schedule 1.111

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Schedule 1.112

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Schedule 4.5.3

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Schedule 15.8

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